                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Q4 FYE 2025 Results

Q4 ARR Ahead of Guidance; Raising ARR Guidance for FYE 2026

AI Momentum Drives Record Bookings; SaaS ACV Bookings from New Deals; Increases 30% Y-o-Y

Cash Generation and Cash Contribution Also Ahead of Guidance

Revenue and Non-GAAP Diluted EPS Impacted by Unbundled SaaS Revenue

MELVILLE, N.Y., March 26, 2025 - Verint® (Nasdaq: VRNT), The CX Automation Company™, today announced results for the three months and year ended January 31, 2025 (FYE 2025).

"We are pleased to finish the year with strong AI momentum, overachieving our Q4 FYE 2025 ARR guidance by $8 million, and are raising our Q4 FYE 2026 ARR guidance. We are also pleased with our record SaaS ACV bookings from new deals, representing 30% growth year-over-year, and better than expected Bundled SaaS Revenue, representing 23% growth year-over-year. Behind our momentum is the strong ROI we deliver to our customers with AI business outcomes that are faster and stronger than any other vendor in our market. During FYE 2025, some of the largest brands in the world began to deploy Verint's AI powered bots and we expect them to expand their usage over time. As of today, more than 90 of the Fortune 500 are using Verint's AI-powered bots to automate workflows and many are already reporting strong AI business outcomes and expanding with us,” said Dan Bodner, CEO and Chairman.

Grant Highlander, CFO added, “At our recent investor day, we discussed our plan to begin reporting subscription ARR, cash generation and cash contribution to help investors understand Verint’s growth on a ratable basis. I am pleased to report that in addition to overachieving ARR, we also overachieved our cash generation guidance by $8 million and our cash contribution guidance by $16 million. We believe a ratable view is a better way to understand the underlying growth trends in our business.”

Fourth Quarter Highlights

Key operating and financial highlights are set forth below. The definitions of our operating and non-GAAP financial measures, and a reconciliation of non-GAAP financial measures to comparable GAAP measures are included at the end of this press release.

(in millions, except as noted)	Q4 FYE 2025
Subscription ARR	$712
Year-over-Year(2)	5.2%
Bundled SaaS ARR	$328
Year-over-Year	16.5%
SaaS ACV From New Deals	$32
Year-over-Year	30.3%
Cash Generation	$913
Cash Contribution	$228
Revenue(1)	$254
Diluted EPS (GAAP / non-GAAP) (1)	$0.45 / $0.99

(1) Revenue and Diluted EPS are impacted by ASC 606.
(2) Adjusted for the divestiture, which closed January 31, 2024.

Highlander continued, “In Q4, bundled SaaS revenue came in ahead of our guidance while unbundled SaaS revenue came in below. Looking back at unbundled SaaS dynamics, renewals came in line with our expectations and a few new unbundled deals did not materialize in the quarter. These deals were with existing customers and we expect these customers to continue to expand over time. As a result, revenue and non-GAAP diluted EPS came in below expectations and at the same time, ARR which represents a ratable view of the business, was strong and came in above expectations.

In FYE 2026, we will provide guidance two ways. First, guidance for a ratable view of the business, including subscription ARR, cash generation, and cash contribution. Our ratable guidance will be provided with a narrow range +/- 1%. Second, we will continue to provide guidance for revenue and non-GAAP diluted EPS as we always have, but revenue will be with a wider range of +/- 3%.

We expect the ARR momentum we experienced throughout last year to continue in our first quarter. Our outlook for Q1 is for another quarter of acceleration, with approximately 6% ARR growth year-over-year,” Highlander concluded.

FYE 2026 Outlook

Below is our guidance for the year ending January 31, 2026.

(in millions)	FYE 2026 Outlook
Subscription ARR (as of Q4 FYE 2026)	Increasing outlook from $760 million to $768 million +/- 1%, reflecting 8% growth year-over-year
Cash Generation	$960 million +/- 1%
Cash Contribution	$246 million at mid-point of Cash Generation
Revenue	$960 million +/- 3%, wider range reflects impact of ASC 606
Non-GAAP Diluted EPS	$2.93 at midpoint of revenue guidance

Our non-GAAP outlook for three months ending April 30, 2025 and year ending January 31, 2026 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $6 million and $24 million, for the three months ending April 30, 2025 and year ending January 31, 2026, respectively.

Our non-GAAP outlook for the three months ending April 30, 2025 and year ending January 31, 2026 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Stock-based compensation expenses are expected to be between approximately $14 million and $17 million, and $64 million and $69 million, for the three months ending April 30, 2025 and year ending January 31, 2026, respectively, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months and year ended January 31, 2025 and 2024 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3, 4 and 5 of this press release.

Q4 Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2025 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a leader in customer experience ("CX") automation. The world’s most iconic brands – including more than 80 of the Fortune 100 companies – use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise.

Verint. The CX Automation Company™, is proud to be Certified™ by Great Place To Work®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, elevated interest rates, tightening credit markets, inflation, instability in the banking sector, political unrest, actual or threatened tariffs or trade wars, armed conflicts, epidemics or pandemics, or natural disasters, as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, headcount, liquidity, or businesses or operations; risks associated with our ability to keep pace with technological advances, such as the advancement and proliferation of artificial intelligence (“AI”) and evolving industry standards and challenges, including: achieving, demonstrating, and maintaining the competitive differentiation of our solution platform; adapting to changing market potential from area to area within our markets; and successfully developing, launching, executing and driving demand for new and enhanced, innovative, high-quality products and services, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to innovate or grow faster than us or may have greater resources than us, including in areas such as sales and marketing, brand recognition, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service ("SaaS") strategy, the increased importance of new subscriptions and renewals and associated term lengths, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit, and train qualified personnel and management in regions in which we operate either physically or remotely, including in areas of emerging technology such as AI, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as AI, whose adoption, value, and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies (including versus those of our competitors), as well as with developing, offering, implementing, and maintaining an enterprise-class, broad solution portfolio; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability or hostilities, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming directly or indirectly from government contracts and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the development and use of AI, including regulatory, social, or ethical issues, as well as our ability to capitalize on and benefit from the advancement and proliferation of AI; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks associated with our reliance on third parties to provide cloud hosting or certain other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our intellectual property ("IP") rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and risks that financing or refinancing sources may be unavailable to us on reasonable terms or at all; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party or market speculation or publications, or other factors, and risks associated with actions of activist stockholders; and risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue:
Recurring	$191,502	$210,693	$708,117	$699,248
Nonrecurring perpetual	36,316	25,750	108,521	99,853
Nonrecurring professional services and other	25,728	28,666	92,548	111,286
Total revenue	253,546	265,109	909,186	910,387
Cost of revenue:
Recurring	39,124	44,775	150,092	162,868
Nonrecurring perpetual	9,886	8,566	35,976	32,142
Nonrecurring professional services and other	15,790	19,331	68,304	74,968
Amortization of acquired technology	2,265	1,623	6,764	7,134
Total cost of revenue	67,065	74,295	261,136	277,112
Gross profit	186,481	190,814	648,050	633,275
Operating expenses:
Research and development, net	39,481	35,881	149,305	133,804
Selling, general and administrative	97,143	108,383	379,584	405,915
Amortization of other acquired intangible assets	3,533	6,343	12,774	25,371
Total operating expenses	140,157	150,607	541,663	565,090
Operating income	46,324	40,207	106,387	68,185
Other income (expense), net:
Interest income	1,353	1,504	6,601	6,944
Interest expense	(2,410)	(2,340)	(10,133)	(10,334)
Other income (expense), net	1,429	(3,582)	(4,507)	(3,523)
Total other income (expense), net	372	(4,418)	(8,039)	(6,913)
Income before provision for income taxes	46,696	35,789	98,348	61,272
Provision for income taxes	13,716	6,866	15,249	21,638
Net income	32,980	28,923	83,099	39,634
Net income attributable to noncontrolling interests	201	220	832	1,024
Net income attributable to Verint Systems Inc.	32,779	28,703	82,267	38,610
Dividends on preferred stock	(4,000)	(5,200)	(17,280)	(20,800)
Net income attributable to Verint Systems Inc. common shares	$28,779	$23,503	$64,987	$17,810

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.46	$0.37	$1.05	$0.28
Diluted (1)	$0.45	$0.37	$1.04	$0.28

Weighted-average common shares outstanding:
Basic	62,267	62,739	62,148	63,990
Diluted (1)	72,239	63,080	62,756	64,318

(1) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three months ended January 31, 2025.

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Operating Metrics
(Unaudited)

Subscription ARR

	Year Ended January 31,
(in thousands)	2025	2024
Subscription ARR(1)	$711,753	$676,631
Subscription ARR YoY(1)	5.2%	—%

Bundled SaaS ARR

	Year Ended January 31,
(in thousands)	2025	2024
Bundled SaaS ARR	$327,961	$281,498
Bundled SaaS ARR YoY	16.5%	6.7%

SaaS ACV From New Deals

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
SaaS ACV From New Deals	$32,482	$24,920	$98,354	$74,189
SaaS ACV From New Deals YoY	30.3%	22.2%	32.6%	(4.7)%

Cash Generation and Cash Contribution

	Year Ended January 31,
(in thousands)	2025	2024
Subscription ARR(1)	$711,753	$676,631
Nonrecurring perpetual and nonrecurring professional services and other revenue	201,069	211,139
Cash generation	912,822	887,770
Non-GAAP cost of revenue and operating expenses(1)(2)	684,749	664,066
Cash contribution	$228,073	$223,704

(1) Adjusted for the quality managed services divestiture, which closed January 31, 2024.

(2) For a reconciliation of non-GAAP cost of revenue and operating expenses to the corresponding GAAP cost of revenue and operating expenses, refer to Tables 3 and 4.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Recurring revenue - GAAP	$191,502	$210,693	$708,117	$699,248
Nonrecurring perpetual revenue - GAAP	36,316	25,750	108,521	99,853
Nonrecurring professional and other revenue - GAAP	25,728	28,666	92,548	111,286
Total GAAP revenue	253,546	265,109	909,186	910,387
Recurring revenue adjustments	—	111	—	1,100
Nonrecurring perpetual revenue adjustments	—	—	—	—
Nonrecurring professional and other revenue adjustments	—	—	—	—
Total revenue adjustments	—	111	—	1,100
Recurring revenue - non-GAAP	191,502	210,804	708,117	700,348
Nonrecurring perpetual revenue - non-GAAP	36,316	25,750	108,521	99,853
Nonrecurring professional and other revenue - non-GAAP	25,728	28,666	92,548	111,286
Total non-GAAP revenue	$253,546	$265,220	$909,186	$911,487

SaaS Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Bundled SaaS revenue - GAAP	$80,737	$65,756	$293,245	$250,526
Unbundled SaaS revenue - GAAP	81,122	102,832	289,363	264,302
SaaS revenue - GAAP	161,859	168,588	582,608	514,828
SaaS revenue - GAAP YoY	(4.0)%	28.6%	13.2%	15.9%

Estimated bundled SaaS revenue adjustments	—	109	—	1,069
Estimated unbundled SaaS revenue adjustments	—	—	—	—
Estimated SaaS revenue adjustments	—	109	—	1,069

Bundled SaaS revenue - non-GAAP	80,737	65,865	293,245	251,595
Unbundled SaaS revenue - non-GAAP	81,122	102,832	289,363	264,302
SaaS revenue - non-GAAP	$161,859	$168,697	$582,608	$515,897
SaaS revenue - non-GAAP YoY	(4.1)%	28.2%	12.9%	15.4%

Gross Profit and Gross Margin

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Recurring cost of revenues	$39,124	$44,775	$150,092	$162,868
Nonrecurring perpetual cost of revenues	9,886	8,566	35,976	32,142
Nonrecurring professional and other cost of revenues	15,790	19,331	68,304	74,968
Amortization of acquired technology	2,265	1,623	6,764	7,134
Total GAAP cost of revenue	67,065	74,295	261,136	277,112
GAAP gross profit	186,481	190,814	648,050	633,275
GAAP gross margin	73.5%	72.0%	71.3%	69.6%
Revenue adjustments	—	111	—	1,100
Amortization of acquired technology	2,265	1,623	6,764	7,134
Stock-based compensation expenses	2,521	1,226	6,676	4,131
Acquisition and divestitures expenses (benefit), net	276	(236)	314	117
Restructuring expenses	1,299	4,665	2,145	6,112
Non-GAAP gross profit	$192,842	$198,203	$663,949	$651,869
Non-GAAP gross margin	76.1%	74.7%	73.0%	71.5%

Research and Development, net

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP research and development, net	$39,481	$35,881	$149,305	$133,804
As a percentage of GAAP revenue	15.6%	13.5%	16.4%	14.7%
Stock-based compensation expenses	(3,720)	(3,100)	(14,824)	(11,918)
Acquisition and divestitures expenses, net	(2,552)	(20)	(2,753)	(116)
Restructuring expenses	(1,072)	(2)	(3,065)	(318)
IT facilities and infrastructure realignment	—	(28)	—	(1,676)
Non-GAAP research and development, net	$32,137	$32,731	$128,663	$119,776
As a percentage of non-GAAP revenue	12.7%	12.3%	14.2%	13.1%

Selling, General and Administrative Expenses

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$97,143	$108,383	$379,584	$405,915
As a percentage of GAAP revenue	38.3%	40.9%	41.7%	44.6%
Stock-based compensation expenses	(12,541)	(12,987)	(57,129)	(51,550)
Acquisition and divestitures expenses, net	(5,798)	(10,072)	(7,895)	(15,743)
Restructuring expenses	(1,278)	(1,243)	(3,288)	(4,580)
Accelerated lease costs	—	(145)	—	(5,407)
IT facilities and infrastructure realignment	—	(1,377)	—	(18,193)
Other adjustments	(106)	(178)	(422)	(995)
Non-GAAP selling, general and administrative expenses	$77,420	$82,381	$310,850	$309,447
As a percentage of non-GAAP revenue	30.5%	31.1%	34.2%	33.9%

Operating Income and Operating Margin

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP operating income	$46,324	$40,207	$106,387	$68,185
GAAP operating margin	18.3%	15.2%	11.7%	7.5%
Revenue adjustments	—	111	—	1,100
Amortization of acquired technology	2,265	1,623	6,764	7,134
Amortization of other acquired intangible assets	3,533	6,343	12,774	25,371
Stock-based compensation expenses	18,782	17,313	78,629	67,599
Acquisition and divestitures expenses, net	8,626	9,856	10,962	15,976
Restructuring expenses	3,649	5,910	8,498	11,010
Accelerated lease costs	—	145	—	5,407
IT facilities and infrastructure realignment	—	1,405	—	19,869
Other adjustments	106	178	422	995
Non-GAAP operating income	$83,285	$83,091	$224,436	$222,646
Non-GAAP operating margin	32.8%	31.3%	24.7%	24.4%

Other Income (Expense), Net

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP other income (expense), net	$372	$(4,418)	$(8,039)	$(6,913)
Losses on early retirements of debt	—	—	—	237
Acquisition and divestitures expenses, net	—	—	—	(156)
Other adjustments	3	5,072	456	4,840
Non-GAAP other income (expense), net(1)	$375	$654	$(7,583)	$(1,992)

Provision for Income Taxes

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP provision for income taxes	$13,716	$6,866	$15,249	$21,638
GAAP effective income tax rate	29.4%	19.2%	15.5%	35.3%
Non-GAAP income tax adjustments	(1,876)	(800)	11,848	(3,586)
Non-GAAP provision for income taxes	$11,840	$6,066	$27,097	$18,052
Non-GAAP effective income tax rate	14.2%	7.2%	12.5%	8.2%

Net Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP net income attributable to Verint Systems Inc. common shares	$28,779	$23,503	$64,987	$17,810
Revenue adjustments	—	111	—	1,100
Amortization of acquired technology	2,265	1,623	6,764	7,134
Amortization of other acquired intangible assets	3,533	6,343	12,774	25,371
Stock-based compensation expenses	18,782	17,313	78,629	67,599
Losses on early retirements of debt	—	—	—	237
Acquisition and divestitures expenses, net	8,626	9,856	10,962	15,820
Restructuring expenses	3,649	5,911	8,498	11,011
Accelerated lease costs	—	145	—	5,407
IT facilities and infrastructure realignment	—	1,405	—	19,869
Other adjustments	109	5,250	878	5,835
Non-GAAP tax adjustments	1,876	800	(11,848)	3,586
Dividends, reversed due to assumed conversion of preferred stock(3)	4,000	5,200	17,280	20,800
Total adjustments	42,840	53,957	123,937	183,769
Non-GAAP net income attributable to Verint Systems Inc. common shares	$71,619	$77,460	$188,924	$201,579

Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.45	$0.37	$1.04	$0.28
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.99	$1.07	$2.62	$2.73

GAAP weighted-average shares used in computing diluted net income per common share attributable to Verint Systems Inc.	72,239	63,080	62,756	64,318
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	9,478	9,478	9,478
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	72,239	72,558	72,234	73,796

GAAP Net Income to Adjusted EBITDA

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP net income	$32,980	$28,923	$83,099	$39,634
As a percentage of GAAP revenue	13.0%	10.9%	9.1%	4.4%
Provision for income taxes	13,716	6,866	15,249	21,638
Other (income) expense, net	(372)	4,418	8,039	6,913
Depreciation and amortization(2)	11,721	13,576	44,628	68,970
Revenue adjustments	—	111	—	1,100
Stock-based compensation expenses	18,782	17,313	78,629	67,599
Acquisition and divestitures expenses, net	8,626	9,851	10,962	15,971
Restructuring expenses	3,639	5,914	8,467	10,921
Accelerated lease costs	—	145	—	5,407
IT facilities and infrastructure realignment	—	1,405	—	8,062
Other adjustments	106	178	422	995
Adjusted EBITDA	$89,198	$88,700	$249,495	$247,210
As a percentage of non-GAAP revenue	35.2%	33.4%	27.4%	27.1%

Gross Debt to Net Debt

(in thousands)	January 31, 2025	January 31, 2024
Current maturities of long-term debt	$100,000	$—
Long-term debt	312,753	410,965
Unamortized debt discounts and issuance costs	2,247	4,035
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	215,707	241,400
Restricted cash and cash equivalents, and restricted bank time deposits	—	1,269
Short-term investments	1,344	686
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	197,949	171,645
Long-term restricted cash, cash equivalents, time deposits, and investments	172	181
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$197,777	171,464

Free Cash Flow

	Year Ended January 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$157,447	$150,642
Less: purchases of property and equipment	15,338	16,114
Less: cash paid for capitalized software development costs	12,228	9,623
Free Cash Flow	$129,881	$124,905

(1) For the three months ended January 31, 2025, other income, net of $0.4 million was comprised of $1.4 million of interest and other income, net and $1.0 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three months and years ended January 31, 2025 and 2024.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Divested Quality Managed Service Offering ("Divested Offering")
Reconciliation of Non-GAAP Divestiture Revenue, Cost of Revenue and Operating Expenses
(Unaudited)

Revenue

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP revenue	$216,566	$210,165	$218,547	$265,109	$910,387
Revenue from divested offering	6,759	6,429	6,114	$5,946	25,248
Total GAAP revenue without divested offering	$209,807	$203,736	$212,433	$259,163	$885,139

Total non-GAAP revenue	$217,193	$210,407	$218,667	$265,220	$911,487
Revenue from divested offering	6,759	6,429	6,114	5,946	25,248
Total non-GAAP revenue without divested offering	$210,434	$203,978	$212,553	$259,274	$886,239

Cost of Revenue

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP cost of revenue	$68,403	$68,876	$65,538	$74,295	$277,112
Cost of revenue from divested offering	5,654	5,657	4,760	$8,469	24,540
Total GAAP cost of revenue without divested offering	62,749	63,219	60,778	65,826	252,572

Amortization of acquired technology	1,965	1,937	1,609	1,623	7,134
Stock-based compensation expenses	425	1,355	1,068	1,232	4,080
Acquisition and divestitures expenses, net	56	20	21	19	116
Restructuring expenses	256	1,001	27	697	1,981
Total non-GAAP cost of revenue without divested offering	$60,047	$58,906	$58,053	$62,255	$239,261

Operating Expenses

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP operating expenses	$139,391	$148,801	$126,291	$150,607	$565,090
Operating expenses from divested offering	1,450	1,703	1,189	$7,918	12,260
Total GAAP operating expenses without divested offering	137,941	147,098	125,102	142,689	552,830

Amortization of other acquired intangible assets	6,208	6,247	6,206	6,220	24,881
Stock-based compensation expenses	14,450	17,690	15,009	16,169	63,318
Acquisition and divestitures expenses (benefit), net	7,759	(1,805)	(187)	3,854	9,621
Restructuring expenses	1,142	2,030	481	740	4,393
Accelerated lease costs	288	4,684	80	122	5,174
IT facilities and infrastructure realignment	2,779	13,541	1,934	1,389	19,643
Other adjustments	175	401	241	178	995
Total non-GAAP operating expenses without divested offering	$105,140	$104,310	$101,338	$114,017	$424,805

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring, Nonrecurring Perpetual and Nonrecurring Professional Services and Other Gross Profit
(Unaudited)

Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Recurring revenue:
Bundled SaaS revenue	$80,737	$65,756	$293,245	$250,526
Unbundled SaaS revenue	81,122	102,832	289,363	264,302
Total SaaS revenue	161,859	168,588	582,608	514,828
Optional managed services revenue	5,489	10,846	21,965	47,718
Support revenue	24,154	31,259	103,544	136,702
Total recurring revenue	191,502	210,693	708,117	699,248
Nonrecurring perpetual revenue	36,316	25,750	108,521	99,853
Nonrecurring professional services and other revenue	25,728	28,666	92,548	111,286
Total revenue	$253,546	$265,109	$909,186	$910,387

Recurring Gross Profit

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP recurring revenue	$191,502	$210,693	$708,117	$699,248
GAAP recurring cost of revenues	39,124	44,775	150,092	162,868
GAAP recurring gross profit	152,378	165,918	558,025	536,380
GAAP recurring gross margin	79.6%	78.7%	78.8%	76.7%

Recurring revenue adjustments	—	111	—	1,100
Recurring stock-based compensation expenses	1,355	609	3,589	2,114
Recurring acquisition and divestitures expenses (benefit), net	206	(236)	244	117
Recurring restructuring expenses	651	4,076	677	5,009
Non-GAAP recurring gross profit	$154,590	$170,478	$562,535	$544,720
Non-GAAP recurring gross margin	80.7%	80.9%	79.4%	77.8%

Nonrecurring Perpetual Gross Profit

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP nonrecurring perpetual revenue	$36,316	$25,750	$108,521	$99,853
GAAP nonrecurring perpetual cost of revenues	9,886	8,566	35,976	32,142
GAAP nonrecurring perpetual gross profit	26,430	17,184	72,545	67,711
GAAP nonrecurring perpetual gross margin	72.8%	66.7%	66.8%	67.8%

Nonrecurring perpetual stock-based compensation expenses	17	13	59	71
Nonrecurring perpetual restructuring expenses	1	—	14	—
Non-GAAP nonrecurring perpetual gross profit	$26,448	$17,197	$72,618	$67,782
Non-GAAP nonrecurring perpetual gross margin	72.8%	66.8%	66.9%	67.9%

Nonrecurring Professional Services and Other Gross Profit

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP nonrecurring professional services and other revenue	$25,728	$28,666	$92,548	$111,286
GAAP nonrecurring professional services and other cost of revenues	15,790	19,331	68,304	74,968
GAAP nonrecurring professional services and other gross profit	9,938	9,335	24,244	36,318
GAAP nonrecurring professional services and other gross margin	38.6%	32.6%	26.2%	32.6%

Nonrecurring professional services and other stock-based compensation expenses	1,149	604	3,028	1,946
Nonrecurring professional and other acquisition expenses	70	—	70	—
Nonrecurring professional services and other restructuring expenses	647	589	1,454	1,103
Non-GAAP nonrecurring professional services and other gross profit	$11,804	$10,528	$28,796	$39,367
Non-GAAP nonrecurring professional services and other gross margin	45.9%	36.7%	31.1%	35.4%

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)		Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Revenue for the three months and year ended January 31, 2024	$265,109	$910,387	$265,220	$911,487
Revenue for the three months and year ended January 31, 2025	$253,546	$909,186	$253,546	$909,186
Revenue for the three months and year ended January 31, 2025 at constant currency(1)	$255,000	$909,000	$255,000	$909,000
Reported period-over-period revenue growth	(4.4)%	(0.1)%	(4.4)%	(0.3)%
% impact from change in foreign currency exchange rates	0.6%	(0.1)%	0.5%	—%
Constant currency period-over-period revenue growth	(3.8)%	(0.2)%	(3.9)%	(0.3)%

(1) Revenue for the three months and year ended January 31, 2025 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2024 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 18% and 17% of our total GAAP revenue for the three months ended January 31, 2025 and 2024, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 30% and 35% of our total combined GAAP cost of revenue and operating expenses for the three months ended January 31, 2025 and 2024, respectively. GAAP revenue denominated in non-U.S. dollars was 19% and 20% of our total GAAP revenue for the years ended January 31, 2025 and 2024, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 31% and 32% of our total combined GAAP cost of revenue and operating expenses for the years ended January 31, 2025 and 2024, respectively

(3) Non-GAAP revenue denominated in non-U.S. dollars was 18% of our total non-GAAP revenue for each of the three months ended January 31, 2025 and 2024. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 33% and 36% of our total combined non-GAAP cost of revenue and operating expenses for the three months ended January 31, 2025 and 2024, respectively. Non-GAAP revenue denominated in non-U.S. dollars was 19% and 20% of our total non-GAAP revenue for the years ended January 31, 2025 and 2024, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 34% and 35% of our total combined non-GAAP cost of revenue and operating expenses for the years ended January 31, 2025 and 2024, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$215,707	$241,400
Short-term investments	1,344	686
Accounts receivable, net of allowance for credit losses of $1.8 million and $1.2 million, respectively	203,113	190,461
Contract assets, net	91,605	66,913
Inventories	14,311	14,209
Prepaid expenses and other current assets	52,692	59,505
Total current assets	578,772	573,174
Property and equipment, net	48,708	47,704
Operating lease right-of-use assets, net	27,337	30,118
Goodwill	1,386,734	1,352,715
Intangible assets, net	80,538	57,466
Long-term deferred income taxes	27,819	25,697
Other assets	140,141	139,550
Total assets	$2,290,049	$2,226,424

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$25,457	$26,301
Accrued expenses and other current liabilities	138,187	137,433
Current maturities of long-term debt	100,000	—
Contract liabilities	255,039	254,437
Total current liabilities	518,683	418,171
Long-term debt	312,753	410,965
Long-term contract liabilities	13,018	10,581
Operating lease liabilities	29,094	32,100
Long-term deferred income taxes	9,306	9,555
Other liabilities	81,600	76,065
Total liabilities	964,454	957,437
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at January 31, 2025 and 2024, respectively; aggregate liquidation preference and current redemption value of $204,667 and $206,067 at January 31, 2025 and 2024, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at January 31, 2025 and 2024, respectively; aggregate liquidation preference and current redemption value of $204,667 and $206,067 at January 31, 2025 and 2024, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 62,135,000 and 62,738,000; outstanding 62,135,000 and 62,738,000 shares at January 31, 2025 and 2024, respectively.	62	63
Additional paid-in capital	981,862	979,671
Retained earnings (accumulated deficit)	57,864	(6,723)
Accumulated other comprehensive loss	(152,939)	(142,962)
Total Verint Systems Inc. stockholders' equity	886,849	830,049

	January 31,
(in thousands, except share and per share data)	2025	2024
Noncontrolling interests	2,425	2,617
Total stockholders' equity	889,274	832,666
Total liabilities, temporary equity, and stockholders' equity	$2,290,049	$2,226,424

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$83,099	$39,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,128	71,485
Provision for credit losses	1,392	2,162
Stock-based compensation, excluding cash-settled awards	78,640	67,622
Benefit from deferred income taxes	(3,938)	(17,639)
Losses on early retirements of debt	—	237
Net (gains) losses on divested businesses	(615)	9,541
Other non-cash items, net	2,830	5,347
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	(7,722)	(9,409)
Contract assets	(24,988)	(6,351)
Inventories	(1)	(1,812)
Prepaid expenses and other assets	4,016	35,027
Accounts payable and accrued expenses	(17,964)	(25,343)
Contract liabilities	(5,517)	(26,068)
Other liabilities	19	13,762
Other, net	1,068	(7,553)
Net cash provided by operating activities	157,447	150,642

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(58,984)	(3,997)
Divestitures, net of cash divested	3,189	(6,278)
Purchases of property and equipment	(15,338)	(16,114)
Purchases of investments	(1,357)	(4,094)
Maturities and sales of investments	668	4,083
Cash paid for capitalized software development costs	(12,228)	(9,623)
Other investing activities	9	(1,356)
Net cash used in investing activities	(84,041)	(37,379)

Cash flows from financing activities:
Proceeds from borrowings	—	100,000
Repayments of borrowings and other financing obligations	(2,060)	(103,084)
Distributions paid to noncontrolling interest	(1,024)	(766)
Purchases of treasury stock and common stock for retirement	(72,324)	(124,290)
Preferred stock dividend payments	(20,080)	(20,800)
Payments of contingent consideration for business combinations (financing portion)	(4,176)	(4,192)
Cash received for contingent consideration for business divestitures (financing portion) and other financing activities	(20)	(222)
Net cash used in financing activities	(99,684)	(153,354)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(684)	599
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(26,962)	(39,492)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	242,669	282,161
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$215,707	$242,669

	Year Ended January 31,
(in thousands)	2025	2024
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of year to the consolidated balance sheets:
Cash and cash equivalents	$215,707	$241,400
Restricted cash and cash equivalents included in prepaid expenses and other current assets	—	1,269
Restricted cash and cash equivalents included in other assets	—	—
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$215,707	$242,669

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring perpetual revenue, non-GAAP nonrecurring professional services and other revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP revenue from divested manual quality managed services, non-GAAP cost of revenue from divested manual quality managed services, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring perpetual gross profit and gross margins, non-GAAP nonrecurring professional services and other gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses from divested manual quality managed services, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt, free cash flow and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses, including losses on terminations, due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. We also exclude from our non-GAAP financial measures separation expenses incurred in connection with the spin-off of our former Cyber Intelligence Solutions business, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology. Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs were incremental to our normal operating expenses and were incurred solely as a result of the separation transaction.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2025 is 12% and was 8% for the year ended January 31, 2024. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Definition of Certain Non-GAAP Financial Metrics

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, accelerated lease costs, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow is a non-GAAP measure defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring perpetual revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses and hardware.

Nonrecurring professional services and other revenue, on both a GAAP and non-GAAP basis, primarily consists of our installation services, business advisory consulting and training services, and patent royalties.

SaaS revenue, on both a GAAP and non-GAAP basis, includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.

Operating Metrics

SaaS Annual Contract Value (ACV) (formerly known as New SaaS ACV) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in SaaS ACV with a completed customer contract signed by both parties before the end of the period.
–SaaS ACV from New Deals represents SaaS ACV excluding the annual contract value of bundled contracts sold to customers converting from on-premises applications to the Verint Cloud within the reporting period. This metric also excludes the value of incremental licenses or expanded entitlements as part of the same contract.

Subscription Annual Recurring Revenue (ARR) represents the annualized quarterly run-rate value of our active or signed subscription agreements at the end of the period and is comprised of the ARR calculated for our SaaS (see definition below), Support, and Optional Managed Services contracts. Under ASC Topic 606, Revenue from Contracts with Customers, we are required to recognize a significant portion of our Unbundled SaaS contracts at a point in time when the software is first made available to the customer, or at the beginning of the subscription term, despite the fact that our contracts typically call for billing these amounts annually or more frequently over the life of the subscription. This point-in-time recognition of a portion of our recurring revenue creates significant variability in the revenue recognized period to period based on the timing of the subscription start date and the subscription term and can create a significant difference between the timing of our revenue recognition and the actual customer billing under the contract. We use ARR to measure the underlying performance of our subscription-based contracts and mitigate the impact of this variability as ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions. ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for forecasts of revenue and does not include revenue reported as nonrecurring revenue in our consolidated statement of operations. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Bundled SaaS Annual Recurring Revenue (Bundled SaaS ARR) represents the annualized quarterly run-rate value of active or signed bundled SaaS contracts as of the end of a period. In the case of acquired contracts that allow for early termination, bundled SaaS ARR will reflect the annualized amount of committed contracts in the first quarter and then proportionally increase to the remaining amount of annualized ARR in the subsequent three quarters during the first year post acquisition. We use bundled SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of our recurring business on a ratable basis. Investors should consider our Bundled SaaS ARR operating measure only in conjunction with our GAAP financial results.

Cash Generation represents the sum of ARR and nonrecurring perpetual and nonrecurring professional services and other revenue and provides an estimate of the cash-producing potential of our entire business.

Cash Contribution is defined as Cash Generation less cost of revenue and operating expenses and helps assess how effectively we convert our revenue streams into cash.